EXHIBIT 21

LIST OF SUBSIDIARIES
OF REDWOOD TRUST, INC.

Subsidiaries	State of Incorporation or Organization
Sequoia Mortgage Funding Corporation	Delaware
Sequoia Mortgage Funding Trust 2004-A	Delaware
Sequoia Mortgage Trust 5	Delaware
Sequoia Mortgage Trust 6	Delaware
Sequoia HELOC Trust 2004-1	Delaware
Acacia CDO 5, Ltd.	Cayman Islands
Acacia CDO 6, Ltd.	Cayman Islands
Acacia CDO 7, Ltd.	Cayman Islands
Acacia CDO 8, Ltd.	Cayman Islands
Acacia CDO CRE 1, Ltd.	Cayman Islands
Acacia CDO 9, Ltd	Cayman Islands
Acacia CDO 10, Ltd	Cayman Islands
Acacia CDO 11, Ltd	Cayman Islands
Acacia CDO 12, Ltd	Cayman Islands
Acacia CDO Option ARM 1, Ltd.	Cayman Islands
RWT Holdings, Inc.	Delaware
Sequoia Residential Funding, Inc.	Delaware
Madrona Residential Funding LLC	Delaware
Madrona LLC	Delaware
Redwood Mortgage Funding, Inc.	Delaware
Redwood Asset Management, Inc.	Delaware
Juniper Trust, Inc.	Maryland
Juniper Holdings, Inc.	Delaware
Sycamore Capital Trust	Maryland
Redwood Capital Trust I	Delaware
Tanoak Commercial Capital Corporation	Delaware
Redwood Trust Japan, Ltd.	Japan
RWT LLC	Delaware
Redwood Opportunity Fund, LP	Delaware
Redwood Opportunity Master Fund, LP	Cayman Islands